                                                                    EXHIBIT 10.3

                        SINO-FOREIGN COOPERATION CONTRACT
                  SHENZHEN HUA XUAN PRINTING PRODUCT CO. LTD.


1.        GENERAL PRINCIPLES

          People's Republic of China, Shenzhen City, Boan District, Xixian Town Goshu Economic Development Company and Hong Kong Hua Yang Printing Group Company Limited, according to the PRC Sino-Foreign Joint Venture Enterprise Law and other laws, regulations of China and relevant rules and regulations of Shenzhen Special Zone, based on the principles of equity and upon friendly negotiations, agree to enter into this Contract for conducting a sino-foreign cooperation company in the People's Republic of China, Guangdong Province, Shenzhen Economic Special Zone.

2.        THE PARTIES

          (1)       PARTIES TO THIS CONTRACT:

                    (PRC) Shenzhen City, Boan District, Xixian Town Goshu Economic Development Company ("Party A"), registered in Shenzhen China having its registered address at Shenzhen City Xixian Town Goshu.

                    Legal Representative: Jiang Yong Xuan

                    Position: General Manager

                    Nationality: Chinese

                    (Hong Kong) Hue Yang Printing Holdings Company Limited ("Party B"), registered in Hong Kong having its registered address at 10th Floor, Block A, Kong Nam Industrial Building, 603-609 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong.

                    Legal Representative: Wu Hoi Lam

                    Position: Director

                    Nationality: Australian

3.        INCORPORATION OF COOPERATION COMPANY

          (2) Both Parties A & B agree to incorporate a sino-foreign cooperation enterprise (the "Cooperation Company"):

                    Name of the sino-foreign cooperation enterprise to be incorporated by both Parties A and B:


                                       1.


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                    Shenzhen Hua Xuan Printing Product Company Limited

                    Registered address of the Cooperation Company; Shenzhen City, Boan District, Xixian Town Goshu Economic Development Company Limited.

          (3) The incorporation of the Cooperation Company is approved by the government of China and it has the qualifications of a PRC legal person. All of its activities must comply with the laws and regulations of the PRC, and the legal rights and responsibilities of the Cooperation Company are protected by Chinese law.

          (4) The Cooperation Company is a limited liability company. The parties to the Contract agree to the conditions of the incorporation of the Cooperation Company, the distribution of profits, the share of risks and losses, the manner of management and business and the distribution of the assets at the time of termination of the Cooperation Company.

4.        SCOPE OF BUSINESS AND SCALE

          (5) Scope of business of the Cooperation Company: production of printing products and die cast plastic toys.

          (6) Scale of production of the Cooperation Company; products with a value of twenty million per year.

5.        TOTAL INVESTMENT, AUTHORIZED CAPITAL AND CONDITIONS OF COOPERATION
          COMPANY:

          (7) Total investment of the Cooperation Company; RMB20,000,000; Authorized capital; RMB20,000,000;

          (8)       The parties shall provide the following to Cooperation
                    Company: Party A: provision of the factories, dormitories and warehouses as stated in Schedule 1, Total area is 23031.94 sqm (the "Estate").

                    Party B; injection of RMB20,000,000 as registered capital in the following format as its contribution of capital:

                    Cash: 4,000,000

                    Machinery: 16,000,000 (as confirmed by the examination conducted by the China Commercial Examination Department).

                    Party B shall inject the capital in foreign exchange according to the mid-price of the RMB and foreign exchange issued by the Bank of China on the payment day.


                                       2.


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          (9)       Installment or supply of the capital and conditions
                    of the Cooperation Company. First stage: Party A injects the Estate, Party B injects 50% of the cash and facilities within 3 months after the issue of the business license of the Cooperation Company.

                    Second stage: Party B: 50% of cash and facilities within one year after the issue of the business license of the Cooperation Company,

                    Within 30 days of the injection of capital and the fulfillment of the conditions of Cooperation Company by both parties, the facts shall be examined and certified by accountants registered in China and an examination report shall be issued. A certification of the contribution of capital shall be issued by the Cooperation Company according thereto (or upon production of evidence of the conditions of Cooperation Company).

          (10) If either party of the Cooperation Company needs to transfer any or all of its rights or obligations, it only becomes effective once the capital has been totally contributed or the conditions of the Cooperation Company have been fulfilled, and also it is resolved by the board of directors, and within one month after approval by the original approving department, and the procedures of the change has been dealt with in the Industrial and Commercial Administration Management Department. No party of the Cooperation Company can pledge whole or part of its rights or responsibilities to a third party without the approval of the other party to the Cooperation Company.

                    Unless it is agreed in writing by the other party, a party can only transfer its whole or part of its rights or responsibilities of the Cooperation Company to the other party to the Cooperation Company.

                    Transfers will be ineffective if it is in breach of the above stipulations.,

6.        PARTIES OF COOPERATION COMPANY AND THEIR RESPONSIBILITIES

          (11) The parties of the Cooperation Company shall comply with the following matters for itself:

                    Responsibilities of Party A: Responsible for dealing with the land use rights, realty and estate license of the Estate, and responsible for dealing with the relevant procedures legally and responsible for paying all expenses;

                    Dealing with the matters of application for the incorporation of the Cooperation Company;

                    Registration : dealing with the procedures of the Estate and building facilities;


                                       3.


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                    organizing design, constructions of the Estate and its other constructions and facilities;

                    According to the stipulations of Clause 8, supply the referred to matters to the Cooperation Company;

                    Assisting in dealing with the importation custom procedures of the machinery, facilities and raw materials for the production of the Cooperation Company;

                    Assisting in buying or renting facilities, raw materials, office facilities, transportation, communication facilities of the Cooperation Company in China;

                    Responsible for the expenses and taxation of the renovation, management fee, estate duty, land use tax etc. of the Estate;

                    Assisting in confirmation of the conditions of the water supply, electricity supply, transportation, etc.;

                    Assisting in the recruitment of management offices, technicians, workers and other staff of the Cooperation Company;

                    Assisting in dealing with the relevant procedures of the foreign staff working in the Special Zone; responsible in dealing with other matters entrusted by the Cooperation Company.

                    Responsibility of Party B:

                    According to the stipulation of Clause 8, the referred to matters to the Cooperation Company:

                    Assisting in dealing with the relevant matters of purchasing machinery and facilities, raw materials etc. in the international market for the Cooperation Company;

                    Assisting in the recruitment of technicians and examination staff for installment of facilities, testing and production of the Cooperation Company;

                    Assisting in training of the technicians and workers of Cooperation Company;

                    Responsible for stabilizing processing products up to quality within the period fixed according to the ability of design,


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                    Responsible for dealing with other matters as entrusted by the Cooperation Company.

7.        TECHNOLOGY, FACILITIES. RAW MATERIALS

          (12) Facilities needed in the Cooperation Company can be purchased in National market; the price of such cannot be higher than the price level of comparable items within the same period of time.

          (13) The facilities purchased in the international market by the Cooperation Company according to the laws of China for the examinations of import and export as stipulated, shall be produced for examination by the China Commercial Products Examination Department.

          (14) The original raw materials can be purchased in or outside China by the Cooperation Company, the price of such has to be approved by the board of directors.

8.        SALES OF THE PRODUCT

          (15) Ratio of sales of the products of the Cooperation Company is as follows:

                    Export Sale: 85%,
                    Local Sale : 15%.

          (16) Export sale of the Cooperation Company shall be the responsibility of Party B, local sale shall be the responsibility of Party A.

          (17) Sales prices of the Cooperation Company shall be fixed by the board of directors according to the price level both in and outside China, and be adjusted if necessary.

9.        DISTRIBUTION OF PROFITS AND SHARE OF RISKS AND LOSS

          (18) The Cooperation Company after paying tax and withdrawing money for different funds, distribution of profits shall be made as follows: For the first year, Cooperation Company pays to Party A a fixed amount of RMR2,76 million from the issuance of the business license of the Cooperation Company which shall be paid to Party A in monthly installments every month in advance. Party B guarantees the Cooperation Company will pay to Party A on time. From second year, it is to be increased 5% every year, If the Cooperation Company suffers a loss or the profits for distribution are not sufficient, then Party B shall be responsible to pay the full amount. After Party A receives its distribution every year from the Cooperation Company, the balance shall belong to Party B.


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          (19)      With respect to the profits to be distributed to the foreign party of the Cooperation Company after performing the responsibilities as stipulated under the law and Contract and the capital to be distributed at the termination of the Cooperation Company, the money can be remitted outside China according to the law.

                    The salaries and other legal incomes of the foreign staff of the Cooperation Company, after paying the personal tax according to the law, can be remitted outside China.

          (20) Losses of the Cooperation Company shall be the responsibility of Party B itself.

10.       BOARD OF DIRECTORS AND THE ORGANIZATION OF THE MANAGEMENT OF BUSINESS,

          (21) The Cooperation Company has a board of directors. The date of the issuance of the business license of the Cooperation Company is the formation data of the board of directors.

          (22) The board of directors consists of five directors, Party A appoints one director; Party B appoints four directors; Chairman of the board of directors is appointed by Party B. The vice chairman is appointed by Party A. Term of the directors and chairman is four years. Their appointment can be extended by further appointment by the Party who appoints them.

          (23) The board of directors is the highest authority organization of the Cooperation Company. It decides all the important matters of the Cooperation Company. The important matters are stated in Schedule 2 which can only be finalized after they have been approved by the board of directors unanimously. For other matters, they shall only be effective if they are approved by more than half of the directors.

          (24) The chairman is the legal representative of the Cooperation Company. If the chairman cannot perform his responsibilities, he can authorize the vice chairman or other directors as his representative.

          (25) Meetings of the board of directors should be at least once a year, the meeting shall be called and chaired by the chairman. The chairman can call extraordinary meetings after they are proposed by at least a third of the directors. Minutes of the meeting shall be signed by the directors who attend as confirmation and kept in files.

          (26) The quorum of the meeting of board of directors shall be two-third of the directors. If a director cannot attend the meeting, he can appoint a person


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                     under a power of attorney to represent him to vote. If the director cannot attend a meeting of the board of directors, but does not appoint a proxy, he shall be deemed to have waived his rights.

          (27) Meetings of board of directors shall normally be held at the registered address of the Cooperation Company,

          (28) A director shall be responsible for the economic consequences and the corresponding legal consequences for his own graft or the dereliction of duty which result in an economic loss to the Cooperation Company.

          (29) The Cooperation Company shall establish a business management department at its registered address which is responsible for the daily work of the Cooperation Company. The business management department shall have one general manager and two deputy managers. They shall be recruited and appointed by the board of directors. The members of the board of directors can also be the general manager or the deputy general managers. The general manager is responsible to the board of directors.

          (30) The general manager and deputy managers must be full time staff of the Cooperation Company at its registered address, and they cannot be the general manager or deputy managers of other economic organizations. They cannot join other economic organizations which are the competitors of the Cooperation Company.

          (31) The deputy manager shall assist the general manager. When the general manager deals with important questions, he shall discuss with the deputy general managers. When they cannot agree, it shall be decided by the chairman of the board of directors.

          (32) If any general manager, deputy managers and other senior management staff is in dereliction of his duty, after being so resolved by the board of directors, his employment Contract can be terminated, If there is economic loss to the Cooperation Company, they shall be responsible for the economic loss in accordance with his legal responsibilities. If the general manager, deputy managers and other senior staff resign from their position, their resignations shall be submitted 60 days in advance to the board of directors in writing.

          (33) The recruitment, termination, remuneration, benefits, protection of labor, insurance of labor, reward and punishment shall be formulated through the board of directors of the Cooperation Company according to the relevant law, regulations of PRC, Shenzhen Economic Zone.


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          (34)      Recruitment and salaries, social insurance, welfare,
                    expenses of business trips of senior management staff of the Cooperation Company shall be discussed and decided by the board of directors.

11.       TAXATION, AUDIT, FINANCIAL BUSINESS, STATISTICS AND ENVIRONMENTAL
          ISSUES

          (35) According to the relevant PRC laws the Cooperation Company shall pay appropriate taxation.

          (36) According to relevant PRC law and regulations of taxation the staff and the workers of the Cooperation Company shall pay personal tax.

          (37) According to relevant PRC law the Cooperation Company shall withdraw reserved funds, funds of development of the Cooperation Company, welfare of the staff and workers incentive funds, the ratio of the withdrawal of each year shall be decided and discussed by the board of directors according to the business situation of the Cooperation Company.

          (38) The Cooperation Company shall establish an accounting department at its registered address, comprising accounting staff, preparing accounting books, and formulating accounting system of the Cooperation Company.

                    The accounting system of the Cooperation Company shall be reported to the financial, taxation departments, and the Cooperation Company shall accept the supervision of the financial, taxation, audit department; either party has the right to employ its accountant at its own expense for the examination of the Cooperation Company's accounting books.

          (39) The Cooperation Company shall open a foreign exchange account at a national bank foreign exchange organization which permits the business of foreign exchange. Matters of foreign exchange of the Cooperation Company shall be dealt with according to the relevant foreign exchange management regulations of China.

          (40) The Cooperation Company can obtain loans from financial organizations in or outside China. The conditions of the loans and their guarantee shall be borne by the party who borrows the loans.

          (41) According to the relevant regulations of China, the Cooperation Company shall report to the relevant departments its monthly, seasonal, annual accounting reports and statistics reports.

          (42) According to PRC environmental protection law the Cooperation Company shall be responsible for the duties of the protection of environment, and to undertake the prevention steps of the pollution of the environment.


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12.      INSURANCE

         (43) The different types of insurance of the Cooperation Company shall be purchased at the insurance organizations within China. The types of the insurance, the purchase of the insurance, their duration etc. shall be decided by the board of directors of the Cooperation Company according to the relevant stipulations of China.

13.      CHANGE AND TERMINATION OF CONTRACT

         (44) Within the duration of the Cooperation Company, the parties shall negotiate and agree to the important changes to the contract of the Cooperation Company which shall be signed by both parties in writing, and reported to the original approval organization for its approval, and shall become effective after the procedures of registration have been dealt with through the Industrial and Commercial Administration and Management Department.

         (45) If the Contract of the Cooperation Company cannot be performed because of force majeure or continuing loss or insufficiency of business of the Cooperation Company, after it has been resolved unanimously by the board of directors and has reported to the original approval organization for its approval, the Contract of the Cooperation Company can be terminated ahead of the expiry date of the Contract, and it shall be reported to the Industrial and Commercial Administration Management Department for the cancellation of the Cooperation Company.

         (46) If either party of the Cooperation Company becomes bankrupt or is wound up, then after it has been resolved unanimously by the board of directors of the Cooperation Company, it shall be reported to the original approval organization for its approval. The Cooperation Company Contract can be terminated ahead of the expiry date of the Contract.

         (47)        In the event of earthquake, typhoon, flood, fire, war and
                    other unforeseen circumstances and other force majeure which cannot be prevented or avoided as to its occurrence and its consequences which directly affect the performance of this Contract or the terms hereof cannot be performed on time, the party who encounters the above force majeure shall immediately notify the other party by telex, and shall within 15 days produce the full information relating to the force majeure upon which the Contract of the Cooperation Company cannot be performed and the valid documents certifying the necessary delay of the performance. These documents shall be issued by the notary public office in the district in which such event occurred. Depending on the extent to which this Contract is affected by such events, both parties shall negotiate and decide whether to terminate the Contract, or to exempt part of the responsibilities of the Contract or to extend the time of performance thereof.


                                       9.


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         (48)       Where one party does not perform its responsibilities as
                    stipulated under the Contract of the Cooperation Company, or is seriously in breach of the terms of the Contract of the Cooperation Company which results in the inability of the business of the Cooperation Company or it is not possible for the Cooperation Company to achieve its business aim, that party shall be deemed in breach of the Contract. The affected party shall have the right to ask for compensation from the party in breach, and shall have the right to report to the approval organization for its approval of the termination of this Contract ahead of the expiry date of the Contract.

14.       RESPONSIBILITIES OF IN BREACH OF CONTRACT

         (49) Where one party does not according to Part 5 of this Contract perform the responsibilities of paying its investment contributions or supply the referred to matters to the Cooperation Company on time, from the date of any such defaults, the party in breach shall pay an amount equivalent to 0.5% of the authorized capital to the other party each month. If it is still not performed after six months, apart from the accumulated amount of 3%. The other party has the right to report for termination of the Contract of the Cooperation Company according to Clause 48 of this Contract, and shall have the right to request the party in breach to compensate for its economic loss.

         (50) In the event of any default of one party which has the result that this Contract cannot be performed or cannot be performed in full, such breach shall be the responsibility of the party in default. If it is a default by both parties, the parties shall be responsible for the breach individually according to the actual situation.


15.       TRADE UNION

         (51) The Cooperation Company shall establish a trade union according to the law for the development of a trade union for the protection of the legal rights of the staff and the workers.

                    The Cooperation Company shall supply to the trade union the essential terms for its activities.


16.       DURATION OF THE CONTRACT

         (52) The duration of the Contract is 15 years calculated from the date of the issuance of the business license of the Cooperation Company.

                    When it is agreed by both parties and is resolved unanimously by the board of directors of the Cooperation Company, the Contract can be


                                      10.


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                    extended by applying to the original approval organization six months before its expiration.

17.       HANDLING OF THE ASSETS

          (53) When the Contract is expired or it is terminated ahead of the expiry date of the Contract, the Cooperation Company shall liquidate the assets, creditors' rights, and creditors' responsibilities according to legal procedures.

          (54) At the time of the expiration of the Contract or the termination of the Contract ahead of schedule, the assets, the creditors' rights and liabilities of the Cooperation Company shall belong to and be shared according to the following formats:

                    The Estate still belongs to Party A. Party B shall be responsible for the creditors' rights, liabilities of the Cooperation Company within the scope of contribution of its authorized capital. After it is fully repaid, other assets (including machinery and facilities) shall belong to Party
                    B. Party A shall not be responsible for any creditors' right or liabilities of the Cooperation Company.

18.      EQUITABLE LAW

          (55)      This Contract is protected by PRC law.

19.      RESOLUTION OF DISPUTE

          (56) When there is any dispute relating to the performance of this Contract between the parties, it shall be resolved by negotiation or mediation. If it is not resolved through negotiation or mediation, it shall be submitted to the China international Economic and Trade Arbitration Commission (Shenzhen Branch) for arbitration and resolution. The arbitral award is final and binding on both parties and shall be performed by each party according to the award. The arbitration fee shall be borne by the losing party.

          (57) During the process of arbitration, this Contract shall continue to perform apart from that part in dispute and being arbitrated.

20.       EFFECTIVE OF CONTRACT AND OTHERS

          (58) According to the principles of this contract, the attached documents, hall include:


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                    Articles of association of the Cooperation Company which
                    constitutes part of this Contract. If there is any conflict with the above attached documents to this Contract, this Contract shall prevail.

          (b) This Contract and its attached documents shall be reported to the approval organizations for its approval and shall become effective from the date of the approval.

          (c) If the parties communicate by telex or facsimile for those matters relating to the responsibilities and the rights of one party, they shall be notified to the other party by post. The legal addresses of the parties set forth in this Contract shall be their corresponding addresses.

          (d) This Contract is signed by the legal representatives of the parties in Shenzhen PRC on 28th May 1995.

                    Party A: Legal Representative:
                    Legal Representative:

                    Party B: Hua Yang Printing Holdings Co, Ltd.
                    Legal Representative:

                                                                   28th May 1995



                                      12.

                                   SCHEDULE 1


HOUSING/ESTATE                                    USAGE                              AREA
--------------                                    -----                              ----
No. 6      Baoan County Xixian town               Factory                           5160.90 sqm
           Gushu Village
           Zhuao Factory

No. 13     Baoan County Xixian town               Factory                           1854.44 sqm
           Gushu Village
           Factory

No. 22     Baoan County Xixian town               Factory                           6750.00 sqm
           Gushu Village
           Factory

No. 12     Baoan County Xixian town               Dormitory                         1188.00 sqm
           Gushu Village
           Dormitory

No. 39     Baoan County Xixian town               Dormitory                         3250.80 sqm
           Gushu Village
           Dormitory

Baoan County Xixian town                          Warehouse                         4827.80 sqm
Gushu Village
Gaohui Manufacturing factory
                                                                       ------------------------
                                                                       Total area: 23031.94 sqm


                                       1.

                                   SCHEDULE 2

Matters below shall be resolved unanimously by the board of directors;

1. Enactment and amendment of the articles of association of the Cooperation Company;

2.        Termination or dissolution of the Cooperation Company;

3.        Increase or transfer of the authorized capital of the Cooperation
          Company;

4.        Merger of the Cooperation Company with other economic organizations.


                                       1.